Exhibit 99.1

2U, Inc. Reports Results for First Quarter 2020

Delivers revenue growth of 44%

LANHAM, Md. — April 30, 2020 — 2U, Inc. (Nasdaq: TWOU), a global leader in education technology, today reported financial and operating results for the first quarter ended March 31, 2020.

Results for First Quarter 2020 Compared to First Quarter 2019

•	Revenue increased 44% to $175.5 million

•	Graduate Program Segment revenue increased 14% to $118.5 million

•	Alternative Credential Segment revenue increased 216% to $57.0 million, including $35.4 million in revenue from Trilogy, acquired in May 2019

•	Net loss increased $38.6 million to $60.1 million, or $(0.94) per share

Non-GAAP Results for First Quarter 2020 Compared to First Quarter 2019

•	Adjusted net loss was $21.3 million, or $(0.33) per share, compared to adjusted net loss of $8.6 million, or $(0.15) per share, in the first quarter of 2019

•	Adjusted EBITDA loss was $4.3 million, compared to $3.2 million in the first quarter of 2019

“Our first quarter results clearly show the strength, resilience, and relevance of our business and offerings,” said Christopher “Chip” Paucek, 2U's Co-Founder and CEO. “Since the beginning of the COVID-19 pandemic, our operations and all 2U-powered educational offerings are running and enrolling new students. We believe the unprecedented impact of COVID-19 will continue to accelerate demand among universities and adult learners for high-quality online education across the Career Curriculum Continuum, and 2U is uniquely positioned to help existing and new partners meet this need now and in the future.”

Chief Financial Officer Paul Lalljie commented, “I’m very pleased with our first quarter results, which demonstrate the strong fundamentals of our business in the midst of one of the most uncertain periods in history. As demand for online education increases, we are in an excellent position to provide a range of solutions for our university partners and their students. Our recent convertible note offering bolstered our balance sheet, and we remain focused on disciplined execution of our strategic priorities and driving towards positive free cash flow.”

Discussion of First Quarter 2020 Results

Revenue totaled $175.5 million, a 44% increase from $122.2 million in the first quarter of 2019. Graduate Program Segment revenue grew 14% to $118.5 million driven by a 16% increase in full course equivalent enrollments, partially offset by a 2% decrease in average revenue per full course equivalent enrollment. Alternative Credential Segment revenue increased 216% to $57.0 million, driven by full course equivalent enrollments of 15,141.

Costs and expenses totaled $229.4 million, a 56% increase from $146.7 million in the first quarter of 2019. This $82.7 million increase was driven by $57.1 million of incremental operating costs related to Trilogy, with the remainder primarily attributable to increases in costs related to direct marketing, personnel, and curriculum and teaching. These cost increases are due to new offerings, increased depreciation and amortization expense associated with implementing new features and capabilities in the company’s platform, and content for the company’s offerings.

As of March 31, 2020, the company’s cash, cash equivalents and restricted cash totaled $157.5 million, a decrease of $32.4 million from $189.9 million as of December 31, 2019. The decrease was primarily driven by additions of amortizable intangible assets related to content and technology of $15.8 million and a use of cash from operating activities of $9.9 million. As of March 31, 2020, the company reported outstanding debt of $254.1 million principally related to its term loan facility.

Recent Developments

On April 23, 2020, the company issued 2.25% Convertible Senior Notes due 2025 (the “Notes”) in an aggregate principal amount of $330.0 million. On April 29, 2020 the initial purchasers of the Notes exercised their option, in full, to purchase an additional $50.0 million in aggregate principal amount of the Notes, bringing the total aggregate principal amount of the Notes to $380.0 million. The company used a portion of the net proceeds to repay its $250.0 million term loan in full, as well as $1.3 million in accrued interest and a $2.5 million prepayment premium, and terminated its outstanding term loan facility.

Following repayment of the term loan and after deducting the initial purchasers’ discounts and commissions, estimated offering expenses payable by the company and the cost of entering into the privately negotiated capped call transactions with affiliates of the initial purchasers of the Notes, the company expects to have $65.3 million remaining for working capital or other general corporate purposes.

Non-GAAP Measures

To provide investors and others with additional information regarding 2U’s results, the company has disclosed the following non-GAAP financial measures: adjusted EBITDA (loss), unlevered free cash flow, adjusted net income (loss), and adjusted net income (loss) per share. The company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. The company defines adjusted EBITDA (loss) as net income or net loss, as applicable, before net interest income (expense), taxes, depreciation and amortization expense, foreign currency gains or losses, deferred revenue fair value adjustments, transaction costs, integration costs, restructuring-related costs, stockholder activism costs, impairment charges, and stock-based compensation expense. The company defines unlevered free cash flow as net cash from operating activities, less capital expenditures, payments to university clients, restructuring-related and certain other non-ordinary cash payments, and cash interest payments on debt. The company defines adjusted net income (loss) as net income or net loss, as applicable, before foreign currency gains or losses, acquisition-related gains or losses, deferred revenue fair value adjustments, transaction costs, integration costs, restructuring-related costs, stockholder activism costs, impairment charges, and stock-based compensation expense. Adjusted net income (loss) per share is calculated as adjusted net income (loss) divided by diluted weighted-average shares of common stock outstanding for periods which result in adjusted net income, and basic weighted-average shares outstanding for periods which result in an adjusted net loss.

The company’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, to understand cash that is generated by or available for operational expenses and investment in the business after capital expenditures, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate the company’s financial performance. Management believes these non-GAAP financial measures reflect the company’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in the company’s business as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the company’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The use of adjusted EBITDA (loss), unlevered free cash flow, adjusted net income (loss), and adjusted net income (loss) per share measures have certain limitations, as they do not reflect all items of income and expense that affect the company’s operations. The company compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review the company’s financial information in its entirety and not rely on a single financial measure.

Conference Call Information

What:	2U, Inc.’s first quarter 2020 financial results conference call
When:	Thursday, April 30, 2020
Time:	4:30 p.m. ET
Live Call:	(877) 359-9508
Webcast:	investor.2U.com

About 2U, Inc. (Nasdaq: TWOU)

Eliminating the back row in higher education is not just a metaphor—it’s our mission. For more than a decade, 2U, Inc., a global leader in education technology, has been a trusted partner and brand steward of great universities. We build, deliver, and support more than 400 digital and in-person educational offerings, including graduate degrees, professional certificates, Trilogy-powered boot camps, and GetSmarter short courses. Together with our partners, 2U has positively transformed the lives of more than 225,000 students and lifelong learners. To learn more, visit 2U.com. #NoBackRow

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding 2U, Inc.’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding the acquisition of Trilogy and future results of the operations and financial position of 2U, including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. 2U has based these forward-looking statements largely on its estimates of its financial results and its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. The company undertakes no obligation to update these statements as a result of new information or future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the results predicted, including, but not limited to:

•	trends in the higher education market and the market for online education, and expectations for growth in those markets;

•	the acceptance, adoption and growth of online learning by colleges and universities, faculty, students, employers, accreditors and state and federal licensing bodies;

•	the impact of competition on our industry and innovations by competitors;

•	the company’s ability to comply with evolving regulations and legal obligations related to data privacy, data protection and information security;

•	the company’s expectations about the potential benefits of its cloud-based software-as-a-service technology and technology-enabled services to university clients and students;

•	the company’s dependence on third parties to provide certain technological services or components used in its platform;

•	the company’s expectations about the predictability, visibility and recurring nature of its business model;

•	the company’s ability to meet the anticipated launch dates of its degree programs, short courses and boot camps;

•	the company’s ability to acquire new university clients and expand its degree programs, short courses and boot camps with existing university clients;

•	its ability to successfully integrate the operations of its acquisitions, including Trilogy, to achieve the expected benefits of its acquisitions and manage, expand and grow the combined company;

•	the company’s ability to refinance its indebtedness on attractive terms, if at all, to better align with its focus on profitability;

•	the company’s ability to service its substantial indebtedness and comply with the covenants and conversion obligations contained in the indenture governing its convertible senior notes;

•	the company’s ability to generate sufficient future operating cash flows from recent acquisitions to ensure related goodwill is not impaired;

•	the company’s ability to execute its growth strategy in the international, undergraduate and non-degree alternative markets;

•	the company’s ability to continue to recruit prospective students for its offerings;

•	the company’s ability to maintain or increase student retention rates in its degree programs;

•	the company’s ability to attract, hire and retain qualified employees;

•	the company’s expectations about the scalability of its cloud-based platform;

•	potential changes in regulations applicable to the company or its university clients;

•	the company’s expectations regarding the amount of time its cash balances and other available financial resources will be sufficient to fund its operations;

•	the impact and cost of stockholder activism;

•	the impact of any natural disasters or public health emergencies, such as the COVID-19 outbreak;

•	our expectations regarding the effect of the capped call transactions and regarding actions of the option counterparties and/or their respective affiliates; and

•	other factors beyond our control.

These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and other SEC filings. Moreover, 2U operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for 2U management to predict all risks, nor can 2U assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements 2U may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.

Investor Relations Contact: Ed Goodwin, 2U, Inc., egoodwin@2U.com

Media Contact: Glenda Felden, 2U, Inc., media@2U.com

2U, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	March 31, 2020	December 31, 2019
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$138,200	$170,593
Restricted cash	19,286	19,276
Accounts receivable, net	75,411	33,655
Prepaid expenses and other assets	42,103	37,424
Total current assets	275,000	260,948
Property and equipment, net	56,015	57,643
Right-of-use assets	48,675	43,401
Goodwill	404,733	418,350
Amortizable intangible assets, net	324,976	333,075
University payments and other assets, non-current	72,562	73,413
Total assets	$1,181,961	$1,186,830
Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$89,198	$65,381
Accrued compensation and related benefits	24,167	21,885
Deferred revenue	69,822	48,833
Lease liability	7,858	7,320
Other current liabilities	12,414	12,535
Total current liabilities	203,459	155,954
Long-term debt	244,574	246,620
Deferred tax liabilities, net	3,118	5,133
Lease liability, non-current	73,541	66,974
Other liabilities, non-current	986	899
Total liabilities	525,678	475,580
Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized, 63,703,067 shares issued and outstanding as of March 31, 2020; 63,569,109 shares issued and outstanding as of December 31, 2019	64	63
Additional paid-in capital	1,218,632	1,197,379
Accumulated deficit	(539,494)	(479,388)
Accumulated other comprehensive loss	(22,919)	(6,804)
Total stockholders’ equity	656,283	711,250
Total liabilities and stockholders’ equity	$1,181,961	$1,186,830

2U, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2020	2019
	(unaudited)
Revenue	$175,479	$122,234
Costs and expenses
Curriculum and teaching	20,478	6,701
Servicing and support	30,533	20,174
Technology and content development	35,510	19,794
Marketing and sales	99,215	76,961
General and administrative	43,653	23,023
Total costs and expenses	229,389	146,653
Loss from operations	(53,910)	(24,419)
Interest income	513	2,349
Interest expense	(5,493)	(55)
Other expense, net	(2,271)	(370)
Loss before income taxes	(61,161)	(22,495)
Income tax benefit	1,055	941
Net loss	$(60,106)	$(21,554)
Net loss per share, basic and diluted	$(0.94)	$(0.37)
Weighted-average shares of common stock outstanding, basic and diluted	63,626,333	58,138,692
Other comprehensive loss
Foreign currency translation adjustments, net of tax of $0 for all periods presented	(16,115)	(372)
Comprehensive loss	$(76,221)	$(21,926)

2U, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2020	2019
	(unaudited)
Cash flows from operating activities
Net loss	$(60,106)	$(21,554)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	23,485	9,698
Stock-based compensation expense	20,870	9,584
Non-cash lease expense	3,620	2,634
Provision for credit losses	629	—
Changes in operating assets and liabilities:
Accounts receivable, net	(42,744)	(37,522)
Payments to university clients	2,739	(10,595)
Prepaid expenses and other assets	(5,273)	(10,489)
Accounts payable and accrued expenses	23,390	17,536
Accrued compensation and related benefits	3,033	(6,768)
Deferred revenue	21,650	16,215
Other liabilities, net	(3,920)	(1,640)
Other	2,764	373
Net cash used in operating activities	(9,863)	(32,528)
Cash flows from investing activities
Purchase of a business, net of cash acquired	(958)	—
Additions of amortizable intangible assets	(15,808)	(13,570)
Purchases of property and equipment	(2,436)	(3,164)
Purchase of investments	—	(2,500)
Proceeds from maturities of investments	—	25,000
Advances repaid by university clients	100	200
Net cash (used in) provided by investing activities	(19,102)	5,966
Cash flows from financing activities
Payments on debt	(358)	—
Payment of debt issuance costs	(2,500)	—
Proceeds from exercise of stock options	384	1,928
Payments for acquisition of amortizable intangible assets	—	(1,283)
Net cash (used in) provided by financing activities	(2,474)	645
Effect of exchange rate changes on cash	(944)	(249)
Net decrease in cash, cash equivalents and restricted cash	(32,383)	(26,166)
Cash, cash equivalents and restricted cash, beginning of period	189,869	449,772
Cash, cash equivalents and restricted cash, end of period	$157,486	$423,606

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of net loss to adjusted net loss for each of the periods indicated:

	Three Months Ended March 31,
	2020	2019
	(in thousands, except share and per share amounts)
Net loss	$(60,106)	$(21,554)
Adjustments:
Foreign currency loss	2,271	370
Amortization of acquired intangible assets	10,783	1,426
Income tax benefit on amortization of acquired intangible assets	(379)	(391)
Transaction and integration costs	724	1,931
Restructuring-related costs	288	—
Stockholder activism costs	4,239	—
Stock-based compensation expense	20,870	9,584
Total adjustments	38,796	12,920
Adjusted net loss	$(21,310)	$(8,634)
Net loss per share, basic and diluted	$(0.94)	$(0.37)
Adjusted net loss per share, basic and diluted	$(0.33)	$(0.15)
Weighted-average shares of common stock outstanding, basic and diluted	63,626,333	58,138,692

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of net cash used in operating activities to unlevered free cash flow for each of the twelve-month periods indicated:

	Twelve Months Ended
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
	(in thousands)
Net cash used in operating activities	$(29,309)	$(51,974)	$(62,738)	$(30,867)
Additions to amortizable intangible assets	(67,161)	(64,923)	(64,427)	(57,581)
Purchases of property and equipment	(12,693)	(13,421)	(15,279)	(15,011)
Payments on acquisition of amortizable intangible assets	(897)	(2,180)	(1,283)	(6,183)
Payments to university clients	14,925	26,100	26,450	24,710
Non-ordinary cash payments*	19,544	13,989	11,008	4,022
Free cash flow	(75,591)	(92,409)	(106,269)	(80,910)
Cash interest payments on debt	17,064	12,147	7,128	1,877
Unlevered free cash flow	$(58,527)	$(80,262)	$(99,141)	$(79,033)

*	Non-ordinary cash payments include transaction, integration, restructuring-related and stockholder activism costs, and therefore reflect the timing of the cash payments rather than the timing of the expense recognized in the Condensed Consolidated Statements of Operations and Comprehensive Loss.

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of net loss to adjusted EBITDA (loss) for each of the periods indicated:

	Three Months Ended March 31,
	2020	2019
	(in thousands)
Net loss	$(60,106)	$(21,554)
Adjustments:
Interest expense (income), net	4,980	(2,294)
Foreign currency loss	2,271	370
Income tax benefit	(1,055)	(941)
Depreciation and amortization expense	23,485	9,698
Transaction and integration costs	724	1,931
Restructuring-related costs	288	—
Stockholder activism costs	4,239	—
Stock-based compensation expense	20,870	9,584
Total adjustments	55,802	18,348
Adjusted EBITDA (loss)	$(4,304)	$(3,206)

Full Course Equivalent Enrollments

Graduate Program Segment

The following table sets forth the full course equivalent enrollments and average revenue per full course equivalent enrollment in the company’s Graduate Program Segment for the last eight quarters.

	Q1 ‘20	Q4 ‘19	Q3 ‘19	Q2 ‘19	Q1 ‘19	Q4 ‘18	Q3 ‘18	Q2 ‘18
Graduate Program Segment full course equivalent enrollments	45,734	41,704	40,910	39,180	39,512	34,695	32,665	30,548
Graduate Program Segment average revenue per full course equivalent enrollment	$2,590	$2,595	$2,527	$2,588	$2,637	$2,792	$2,747	$2,658

Alternative Credential Segment

The following table sets forth the full course equivalent enrollments and average revenue per full course equivalent enrollment in the company’s Alternative Credential Segment for the last eight quarters.

	Q1 ‘20	Q4 ‘19	Q3 ‘19	Q2 ‘19	Q1 ‘19	Q4 ‘18	Q3 ‘18	Q2 ‘18
Alternative Credential Segment full course equivalent enrollments	15,141	14,639	14,729	12,662	9,128	9,041	8,937	8,222
Alternative Credential Segment average revenue per full course equivalent enrollment*	$3,766	$3,883	$3,825	$2,955	$1,979	$2,015	$1,930	$1,972

*	The Trilogy acquisition, completed on May 22, 2019, is fully incorporated in the company’s results from that date forward. Average revenue per full course equivalent enrollment for the company’s Alternative Credential Segment includes $3.3 million, $6.0 million and $1.9 million of purchase accounting adjustments for the second, third and fourth quarters of 2019, respectively.